EXHIBIT
21.1

                         SUBSIDIARIES OF THE REGISTRANT



                                                              STATE OR
                                                            JURISDICTION
                                                                 OF
      COMPANY                                              INCORPORATION
      -------                                             --------------

      DA  Consulting  Group  (USA)  Inc.                      Texas
      DA  Consulting  Services  Limited                  United  Kingdom
      DA  Consulting  (Proprietary)  Limited              South  Africa
      Documentation Software Distributors (PTY) Ltd.      South  Africa
      DA  Consulting  Group  (Canada),  Ltd.                  Canada
      DA  Consulting  Group  Pty  Limited                   Australia
      Documentation  Associates  (NZ)  Ltd.               New  Zealand
      DA  Consulting  Group  Ltd.                         Isle  of  Man
      DA  Consultores  de  Mexico,  S.  de  R.L.                Mexico
      DA  Consultores  Andina,  C.A.                      Venezuela
     DA  Consulting  Group  Pte  Ltd                       Singapore



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